Exhibit 99.1

QHSLab, Inc. Meets the Demand for Updated Mental Health Screening Recommendations from the U.S. Preventive Services Task Force

The latest recommendations from the U.S. Preventive Services Task Force (USPSTF) indicate that all adults under the age of 65 be screened for anxiety and depression in primary care including children and adolescents aged 8 to 18 years should also be regularly screened.

●	The independent, non-partisan group, U.S. Preventive Services Task Force, recommends screenings for depression and anxiety among all patients under the age of 65.
●	Primary Care Physicians and pediatricians are often under-equipped to meet the growing demand for mental health services, and need screening tools to ensure efficiency and proper diagnosis.
●	QHSLab offers the “Q-Scale” or “Quality of Life” Scale as a reimbursable digital service that physicians can offer patients to quickly identify and assess the risk profile of patients for mental health concerns.

WEST PALM BEACH, FL – (November 1, 2022) (GLOBE NEWSWIRE) – QHSLab, Inc. (the “Company”) (OTCQB: USAQ), a company focused on providing clinicians with tools to leverage proactive, value-based healthcare solutions through emerging digital health and point-of-care technologies, validates the growing need for the Q-Scale, or “Quality of Life” Scale, a digital medicine assessment tool for screening patients who may be suffering from mental and emotional health-related issues. A recent report from the U.S. Preventive Services Task Force (USPSTF) recommended that ALL patients under the age of 65, including children and adolescents aged 8 to 18 years, be screened for depression and anxiety in their primary care appointments. USPSTF made some of the following comments:

●	Both direct and indirect evidence supports depression screening in primary care settings.
●	Screening for anxiety is recommended in adults younger than 65, including those who are pregnant and postpartum, and can help identify anxiety in its early stages.
●	There is clear evidence that treatment for anxiety is beneficial.

QHSLab, Inc. provides primary care physicians (PCPs) and pediatricians with the digital tools to meet these proposed national mental health guidelines. PCPs are on the frontline of healthcare. They are often the first resource seen by patients presenting a mental health concern – and can uncover an undiagnosed mental health condition. These physicians desperately need efficient, cost-effective, and reliable tools to help them screen for various medical conditions, including mental health concerns. Early detection through digital tools, including the Company’s “Q-Scale” or “Quality of Life Assessment,” can improve clinical outcomes and the ability of PCPs to provide the best care for their patients. In addition, digital health and clinical decision support services allow these physicians to generate revenue through a reimbursable service.

QHSLab provides digital health screening that aligns with reimbursement guidelines but also offers a suite of patient education resources through podcasts and other mediums - covering various topics, including exercise, nutrition, curbing addictions, progressive relaxation, and mindfulness exercises. Therefore, the physician can screen, diagnose and provide easy-to-access educational life modification programs to assist patients suffering from mild to moderate anxiety and depression.

The QHSLab Q-Scale is a 10-question digital health questionnaire designed to measure psycho-emotional factors in patients who might be at risk of mental health issues. Five categorical ratings are available for response to each item, ranging from “None of the time” to “All of the time.” If responses to the Q-Scale indicate potential mental health troubles, patients are directed to the Patient Health Questionnaire (PHQ), General Anxiety Disorder (GAD) assessment, and Kessler 6 questions within the assessment to identify their risk of anxiety and depression for further clinical evaluation. Conversely, if responses to the questions categorize the patient as “at risk” for mental health issues, including anxiety or depression, the treating physician will be informed through a simple-to-read report of the need for a more focused evaluation during their encounter with the patient or referral to a specialist.

Troy Grogan, Chief Executive Officer at QHSLab, Inc., commented, “Our newest digital medicine assessment tool, the Q-Scale Assessment, a quality-of-life assessment solution, provides our expanding network of primary care providers with a highly collaborative patient and physician approach. The Q-Scale Assessment aligns well with our mission to enhance the quality of life for individuals and populations through physician-directed digital medicine and innovative, preventive healthcare technologies. The tool greatly assists our physician clients who are often time-constrained, understaffed, and in need of efficient means of screening patients who might be at risk of debilitating mental health problems to determine who is at risk. In addition, the Q-Scale Assessment provides patients, particularly those reliant on their primary care physician, free lifestyle educational tools via their primary care provider to help address their issues associated with mental illness.”

Grogan concluded by saying, “The Q-Scale provides physicians with a simple, efficient means to meet the latest recommendations from the USPSTF that every patient under the age of 65 that visits their office be screened for mental health issues. We are thrilled to offer such a time-saving and revenue-generating tool to physicians to meet the growing mental health crisis in the United States.”

For physicians, the Q-Scale Assessment is a time-saving means of maximizing the benefits of face-to-face office visits while generating additional revenue through reimbursement codes accepted by commercial payors, Medicare and Medicaid, which fulfills a proposed requirement of routine patient care. From a patient perspective, the Q-Scale Assessment promotes early detection and treatment of conditions potentially related to anxiety or depression and increases the value provided by routine care.

Key aspects of the QHSLab Q-Scale product include:

●	The utilization of QHSLab’s cloud-based software and technology system scales to allow a virtually unlimited number of user sessions to be activated and integrated into existing physician and healthcare interventions while collecting and compiling relevant, empirical data.

●	The measurement of a patient’s responses, identifying early “warning” signs using questions regarding sleep, stress, anxiety, worry, pain, and overall life satisfaction. Patients with high mental health risks are identified for further screening during the same assessment. Items in the Q-Scale have been deliberately written to emphasize normal psychological functioning in generally healthy patients; therefore, it is a total population screening tool.

●	If responses to the Q-Scale Assessment indicate potential mental health issues, patients are directed to the PHQ, GAD, and Kessler 6 instruments, which are global measures of distress from depressive and anxiety-related symptomology. The treating physician is then alerted to the need for a more focused evaluation during their encounter with the patient or refers the patient for specialist mental health assessment.

●	Patients receive digital “feedback” post-assessment reports and self-management strategies useful in addressing items identified during the assessment.

For more information, please visit www.qhslab.com.

About QHSLab, Inc.

QHSLab, Inc. (OTCQB: USAQ) is a medical device company providing digital healthcare solutions and point-of-care-diagnostic tests to primary care physicians. Digital healthcare allows doctors to assess patient responses quickly and effectively using advanced artificial intelligence algorithms. Digital healthcare can also remotely monitor patients’ vital signs and evaluate the effects of prescribed medicines and treatments on patients’ health through real-time data transferred from patient to doctor. QHSLab, Inc. also markets and sells point-of-care, rapid-response diagnostic tests used in the primary care practice. QHSLab, Inc.’s products and services are designed to help physicians improve patient monitoring and medical care while also improving the revenues of their practice.

Forward-Looking Statements

Certain matters discussed in this press release are ‘forward-looking statements’ intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace, future revenues, future products, and potential future results and acquisitions are examples of such forward-looking statements. Forward-looking statements are generally identified by words such as ‘may,’ ‘could,’ ‘believes,’ ‘estimates,’ ‘targets,’ ‘expects,’ or ‘intends,’ and other similar words that express risks and uncertainties. These statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of the introduction of new products, the inherent discrepancy in actual results from estimates, projections, and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release. The Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investor Relations Contact:

Olivia Giamanco

QHSLab, Inc.

(929) 379-6503

ir@usaqcorp.com

https://twitter.com/USAQcorp